Exhibit 10.2

AGREEMENT FOR SALE AND PURCHASE

THIS AGREEMENT, made as of the Effective Date (as hereinafter defined), by and between 160 BRIGHTON ACQUISITION, LLC, a Delaware limited liability company (“Seller”), and VOLTARI REAL ESTATE HOLDING LLC, a Delaware limited liability company (“Buyer”),

W I T N E S S E T H:

WHEREAS, Seller is the owner of all those certain tracts or parcels described in Exhibit A attached hereto (the “Land”), together with a retail bank branch building situated thereon and commonly known as 160 Brighton Avenue, Block 119, Lots 1.01 and 2, City of Long Branch, Monmouth County, New Jersey (together with the Land, the “Project”); and

WHEREAS, Seller desires to sell and Buyer desires to buy, inter alia, the Project at the price and on the other terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants herein contained, and intending to be legally bound hereby, the parties covenant and agree as follows:

1.    Agreement to Sell and Purchase

Seller shall sell and convey, and Buyer shall purchase, the Project; together with the easements, rights, privileges and appurtenances belonging thereto, and any abutting strips or gores; together with Seller’s right, title and interest, if any, in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Land to the center line thereof; together with all appurtenant easements for ingress and egress and utilities; all water and mineral rights owned by Seller respecting the Land; and together with all Seller’s interest in and to the fixtures now located in, upon, attached or appurtenant to the Project, personal property and supplies owned by Seller and used at the Project (the “Personalty”); and together with Seller’s interest as landlord under the Ground Lease, dated May 23, 2005, originally between Dwek Branches, LLC, as Landlord, and JP Morgan Chase Bank, N.A. (“Chase”), as Tenant (the “Lease”) (all of the foregoing property, real, personal and mixed, being collectively called the “Property”).

2.    Purchase Price

Buyer shall pay Seller for the Property the sum of THREE MILLION SIX HUNDRED TWENTY-NINE THOUSAND SIXTY-TWO AND 50/100 DOLLARS ($3,629,062.50) (the “Purchase Price”), subject to prorations and adjustments as hereinafter set forth, payable as follows:

(a)    THREE HUNDRED SIXTY-TWO THOUSAND NINE HUNDRED AND 00/100 DOLLARS ($362,900.00) by wire transfer of immediately available Federal funds not later than three (3) days following the date the later of Seller or Buyer executes this Agreement, as indicated on the signature page hereof (the “Effective Date”) (such monies, together with any interest which shall accrue thereon, being collectively called the “Deposit”), all to be held in escrow by a reputable national title insurance company licensed in New Jersey selected by Buyer (“Title Company”), as escrow agent, and disbursed in accordance herewith. Buyer designates Commonwealth Land Title Insurance Company, att: Liane Carpenter, 685 Third Avenue, 20th Floor, New York, NY 10017 (212) 973-4802 to be the Title Company.

Exhibit 10.2

(b)    The balance of the Purchase Price at closing by wire transfer of immediately available Federal funds, to Seller’s order, subject to the prorations set forth herein.

3.    Representations, Warranties and Covenants. In order to induce Buyer to enter into this Agreement, and in addition to any other representations, warranties or covenants contained herein, Seller makes the following representations, warranties and covenants, each of which is effective as of the date of this Agreement and, unless Seller notifies Buyer to the contrary as contemplated in Paragraph 3(h) below, will be effective as of the date of closing. Whenever in this Paragraph 3 the phrase “to Seller’s actual knowledge” or words of similar import appear, it shall be deemed to mean the actual knowledge of Isaac D. Massry. Seller represents that Isaac D. Massry is the most knowledgeable principal of Seller with respect to the Property.

(a)    Litigation. There are no pending or, to Seller’s actual knowledge, threatened matters of litigation, administrative action or examination, claim or demand whatsoever relating to the Property (other than any personal injury claims which are covered by Seller’s insurance) nor are there any such matters which would otherwise affect Seller’s ability to comply with the terms and provisions of this Agreement. To Seller’s actual knowledge, and except as disclosed in Seller’s most recent environmental reports, which are included in the Due Diligence Documents (as hereinafter defined), there are no violations of any governmental requirements (including environmental laws) on the Property which have not been remedied.

(b)    Condemnation. Seller has not received any written notice, and has no actual knowledge, of any pending or contemplated eminent domain, condemnation or other governmental taking of the Property or any part thereof.

(c)    Information Delivered. To Seller’s actual knowledge, all Due Diligence Documents (as hereinafter defined) being delivered or made available to Buyer by Seller pursuant to this Agreement are true and accurate in all material respects.

(d)    Authority of Signatories; No Breach of Other Agreements. The execution, delivery of and performance by Seller of this Agreement is pursuant to sufficient authority validly and duly conferred upon Seller and the signatories of Seller hereto. Execution and delivery of this Agreement and the consummation by Seller of the transactions herein contemplated and the compliance by Seller with the terms of this Agreement do not conflict with or result in breach of any of the terms or provisions of, or constitute default under, the constituent documents of Seller or any indenture, note, mortgage, agreement, arrangement, understanding, accord, document or instrument by which Seller or the Property is bound, and will not and do not constitute a violation of any applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, to which Seller or the Property is subject.

(e)    Section 1445(a) Non‑foreign Person. Seller is not a foreign person for purposes of, and is not subject to withholding under, Internal Revenue Code Section 1445(a).

(f)     Tenant Leases. Attached hereto as Exhibit B is a true, correct and complete copy of the Lease which Lease is the only lease related to the Property. Seller has received no written notice of any default, failure or breach by Seller under the Lease, which remains uncured, and to Seller’s actual knowledge, no such default, failure or breach now exists.

(g)    Neither Seller, nor any member or principal of any member of Seller, is related to Solomon Dwek by blood, marriage or by business relationship, which representation will survive the closing.

Exhibit 10.2

(h)    Breach of Representation or Warranty. If Seller becomes aware that any of the foregoing representations and warranties become untrue or inaccurate as a result of a change in any material respect on or before the Closing Date, Seller shall promptly notify Buyer. If so notified by Seller, or if Buyer otherwise becomes aware that any of the foregoing representations and warranties has become untrue or inaccurate as a result of a change in any material respect on or before the Closing Date, Buyer shall thereupon have the right and option, as Buyer’s sole remedy, at any time within five (5) days after receipt of Seller’s notice, or otherwise becoming so aware, as the case may be, to cancel and terminate this Agreement, whereupon the Deposit shall immediately be paid to Buyer. If Buyer does not so elect to terminate this Agreement, Seller’s representations and warranties herein shall be deemed revised to include such change. Notwithstanding the foregoing, if Buyer so terminates this Agreement as in this Paragraph 3(h) provided because any such representation or warranty became untrue as a result of Seller's default hereunder, Seller shall reimburse Buyer for Buyer's reasonable, documented, out-of-pocket costs incurred in seeking to acquire the Property, up to an aggregate amount of $10,000.00.

(i)    Buyer acknowledges and agrees that Seller is selling the Property in its “AS IS” CONDITION WITH ALL FAULTS, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, except as herein expressly provided. Pursuant to this Agreement, Buyer will be given a reasonable opportunity to inspect and investigate the Property, either independently or through agents of Buyer’s choosing. Except for the representations, covenants and warranties of Seller contained herein, Buyer shall not be entitled to, and should not, rely on Seller or its affiliates or its agents as to (A) the quality, nature, adequacy and physical condition of the Property, including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, (B) the quality, nature, adequacy, and physical condition of soils, ground water, and geology, (C) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (D) the development potential of the Property, its habitability, merchantability, or fitness, suitability, or adequacy of the Property for any particular purpose, (E) the zoning or the legal status of the Property, (F) the Property’s or its operation’s compliance with applicable codes, laws, regulations, statutes, ordinances, covenants, conditions, and restrictions of any governmental, quasi-governmental entity or any other person or entity, (G) the quality of any labor and materials furnished at or to the Property, (H) the compliance of the Property with any environmental protection, pollution, or land use laws, rules, regulations orders or requirements including, but not limited to, those pertaining to the handling, generating, storing, or disposing of any hazardous and/or regulated materials, or the Americans with Disabilities Act, (I) the condition of title and the nature, status and extent of any right-of-way, lease, right of retention, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, and any other matter affecting the title, (J) any item of income or expense which may be generated by the Property and the operation thereof or (K) the accuracy or completeness of the Due Diligence Documents or any information contained in the Due Diligence Documents. Although Seller and Seller’s predecessors may have performed work, or contracted for work performed by third parties in connection with the Property, Seller and its agents shall not be responsible to Buyer or any successor on account of any errors or omissions or construction defects of such predecessors and/or third parties. Without limiting the foregoing provisions, and except as relates to fraud, willful misconduct or breaches or defaults of any of the representations, covenants and warranties of Seller contained herein, Buyer, for itself and any successors and assigns of Buyer, waives its right to recover from, and forever releases and discharges, and covenants not to sue, Seller and its principals, agents, representatives and affiliates and their respective heirs, successors, personal representatives and assigns with respect to any and all claims and causes of action, whether direct or indirect, known or unknown, foreseen or unforeseen, in contract, tort, or under statute, that may arise on account of or in any way be connected with the Property including, without limitation, the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, including, without limitation, any claim or cause of action relating to the use, presence, discharge or release of hazardous or regulated materials on, under, in,

Exhibit 10.2

above or about the Property (including, without limitation, any and all claims under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, or any other federal, state or local statute or regulation, or any federal or state common law, whether now existing or applicable or hereafter enacted or applicable, providing for or permitting any right of recovery for any environmental matter or condition). Notwithstanding the foregoing, Buyer does not waive its rights, if any, to recover from, and does not release or discharge or covenant not to sue Seller for any breach of Seller’s obligations, representations, covenants and warranties set forth in this Agreement.

Buyer represents to Seller that the execution, delivery and performance by Buyer of this Agreement is pursuant to authority validly and duly conferred upon Buyer and the signatories of Buyer hereto, and there is no claim, action, suit or proceeding pending or, to the knowledge of Buyer, threatened against, by or otherwise affecting Buyer, which could materially impact on Buyer’s ability to perform its obligations under this Agreement.

(j)    Seller recognizes that Voltari Corporation, which is Buyer’s parent company (“Parent”), is a public company with shares of common stock registered under U.S. securities laws. Accordingly, Seller acknowledges and agrees that Parent may publicly disclose in filings with governmental authorities and/or financial statements such information regarding the transaction contemplated hereby as it may deem necessary or advisable under securities laws, rules or regulations, or accounting rules.

(k)     There are no attachments, executions or assignments for the benefit of creditors or voluntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or threatened by or against Seller or otherwise affecting the Property.

(l)     There is no Personalty to be delivered to Buyer in conjunction with this transaction.

(m)     There are no operating, management, service or similar type agreements or contracts to which Seller is a party affecting the Property which will survive beyond the Closing Date and any existing operating, management, service or similar type agreements or contracts to which Seller is a party affecting the Property will be paid off in full on or prior to the Closing Date.

(n)     There is no contract, option, right of first refusal, lease or other agreement or instrument of any kind which grants to any person or legal entity other than Buyer the present or future right to purchase, occupy, lease or otherwise acquire any interest in, or any right to occupy or use, the Property or any part thereof, other than the Lease.

(o)     As of the date hereof, Seller or Tenant maintains property insurance for the Property equal to 100% of the replacement value of the Property and Seller has not received any written notice of cancellation under any such insurance policy.

(p)     To Seller’s actual knowledge, nothing catastrophic has occurred at the Property since the Property was acquired by Seller. Catistrophic shall mean any condition that would prevent the entire Property from being used for its current use.

(q)     To Seller’s actual knowledge, and except as disclosed in Seller’s most recent environmental reports, which are included in the Due Diligence Documents (as hereinafter defined), there are no environmental issues or hazardous materials at the Property.

(r)    All of the representations of Seller contained in this Agreement (except the representation contained in Paragraph 3(g) above, which shall survive closing without limitation) shall survive closing for a period of one (1) year.

Exhibit 10.2

4.    Conditions Precedent to Closing

(a)    Buyer’s obligation to close hereunder shall be expressly conditioned upon the occurrence or fulfillment of each of the following conditions on or prior to the Closing Date or such earlier date as may be provided in this Paragraph 4(a):

(i)    All of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of the Closing Date in all material respects, subject to Paragraph 3(h).

(ii)    Seller shall have performed, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed by Seller prior to the Closing Date. For the purpose of this paragraph, Seller’s material performance shall be defined as a) delivery or execution of all documents reasonably necessary or contemplated by this Agreement to effectuate the Closing; b) delivery to the Title Company of all documents reasonably requested in order to issue the Title Policy required under this Agreement; and c) delivery of the balance of the purchase price, including adjustments, as required under this Agreement.

(iii)    Seller shall obtain, as a condition of closing, an executed estoppel letter (the “Estoppel Certificate”) from Chase, in the form specified in the Lease.

If any of the conditions set forth above in this Paragraph 4(a) is not satisfied by the applicable date set forth herein, Buyer shall notify Seller within five (5) business days after such date, and if such non-satisfaction continues for five (5) business days after such notice from Buyer thereof, this Agreement may, at Buyer’s option, be terminated upon notice to Seller within three (3) business days after the end of such 5-day period, whereupon Buyer shall be entitled to receive back the Deposit, and if the failure of such condition is not the result of Buyer's default hereunder, Seller shall reimburse Buyer for Buyer's reasonable, documented, out-of-pocket costs incurred in seeking to acquire the Property, up to an aggregate amount of $10,000.00.

(b)    Seller’s obligation to close hereunder shall be expressly conditioned upon the occurrence or fulfillment of each of the following conditions on or prior to the Closing Date:

(i)    All of the representations by Buyer set forth in this Agreement shall be true at and as of the Closing Date in all material respects.

(ii)    Buyer shall have performed, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed by Buyer prior to the Closing Date, including delivery of the balance of the Purchase Price due at closing.

If any of the conditions set forth above in this Paragraph 4(b) is not satisfied by the applicable date set forth herein and such non-satisfaction continues for fifteen (15) days after written notice from Seller thereof, this Agreement may, at Seller’s option, be terminated by notice to Buyer, given within three (3) days after the end of such 5-day period, whereupon Seller shall be entitled to receive the Deposit from Title Company, as liquidated damages and not as a penalty, and such receipt shall be Seller’s sole remedy.

5.    Inspection; Seller’s Operations Prior to Closing

(a)    From and after the date hereof, Seller shall provide Buyer and Buyer’s agents and representatives with access to the Project for the purpose of inspecting the physical condition and operation thereof. In addition, if not previously delivered, not later than three (3) days after the Effective Date, Seller shall make various documents respecting the Property available to Buyer for Buyer’s review, including

Exhibit 10.2

(without limitation) copies of all Leases, service contracts (“Service Contracts”), environmental reports, including any Phase 1 and Phase 2 reports, assessments and inspections (Environmental Reports) and various other financial and other documents in Seller’s possession regarding the operation of the Property (the “Due Diligence Documents”). Buyer shall proceed diligently and in good faith in inspecting the Property and reviewing the Due Diligence Documents and shall indemnify, defend and hold Seller harmless from and against any and all loss, cost, claims, liability or expense arising from Buyer’s exercise of its rights pursuant to this Paragraph 5(a), except for any such loss, cost, claim, liability or expense caused by or arising from the gross negligence, fraud or willful misconduct of Seller, which obligation of Buyer shall survive closing or the termination of this Agreement prior to closing. Prior to entering upon the Project for any reason, Buyer shall provide Seller with reasonable prior notice and a description of Buyer’s intended activities and also shall provide to Seller reasonable evidence that Buyer maintains general liability insurance coverage, including Buyer’s contractual liability, covering its obligations to Seller pursuant to this Paragraph 5(a), in an amount not less than $2,000,000.00 combined single limit. Such insurance policies shall name Seller as an additional insured. If Buyer (in Buyer’s sole discretion) chooses not to proceed with the acquisition of the Property for any reason or no reason, Buyer shall, by notice to Seller on or prior to September 4, 2015 (the “Inspection Termination Date”), terminate this Agreement, whereupon Buyer shall be entitled to receive back the Deposit, and this Agreement shall terminate. All reports and tests in connection with Buyer’s inspections shall be prepared and conducted at Buyer’s sole cost and expense.

(b)     During the term of this Agreement, Seller shall operate the Property in the normal course of business consistent with Buyer’s prior operations, and Seller shall not modify, amend or seek or grant any waiver under the Lease without Buyer’s prior consent.

6.    Closing; Time.

(a)    Closing shall take place by way of an escrow closing at the offices of the Title Company on a date (the “Closing Date”) occurring not later than September 17, 2015.

(b)    All times specified in this Agreement are of the essence of this Agreement.

7.    Evidence and Condition of Title

(a)    At closing, title to the Property (other than the Personalty) shall be fee simple and shall be: (i) good and marketable; (ii) insurable as such, at regular rates, by Title Company, and (iii) subject to only the Lease, the lien of any real estate taxes or assessments which are not yet due and payable, and those matters approved by Buyer in the manner set forth below in this Paragraph 7 (collectively, the “Permitted Exceptions”). Title to the Personalty shall be free and clear of all liens, security interests and other encumbrances.

(b)    Promptly after the execution of this Agreement, Buyer shall apply for a commitment for title insurance from Title Company (the “Title Commitment”). Seller agrees, at no cost to Seller, to cooperate with Buyer and Title Company in connection therewith. Prior to September 4, 2015, Buyer shall deliver a copy of the Title Commitment to Seller, together with a notice to Seller identifying the existence of any exceptions in the Title Commitment, other than the Permitted Exceptions, which are unsatisfactory to Buyer (such exceptions so identified by Buyer being called “Title Defects”). All other matters affecting title to the Property shall be deemed approved by Buyer.

(c)    (i)    If Buyer notifies Seller of the existence of any Title Defects, Seller shall have ten (10) days within which to notify Buyer whether Seller intends to cure such Title Defects, and the failure

Exhibit 10.2

to notify Buyer within such 10-day period shall be conclusively deemed to be Seller’s notice to Buyer of Seller’s decision not to cure the Title Defects.

(ii)    If Seller notifies, or is deemed to have notified, Buyer of its intention not to cure any Title Defects, Buyer shall have five (5) business days thereafter to notify Seller of its decision whether to take such title as Seller may give, without abatement of the Purchase Price, or of terminating this Agreement, and in the latter event, the Deposit shall be returned to Buyer and this Agreement shall terminate.

(d)    If Seller agrees to cure any Title Defects and such Title Defects remain uncured at closing, or if additional Title Defects created after the issuance of the Title Commitment exist at the time of closing, then Buyer shall either (i) take such title as Seller may give, with a credit against the Purchase Price in an amount necessary to cure or correct any Title Defects which constitute monetary liens in an ascertainable amount (as reasonably determined by Title Company), or (ii) be entitled to a return of the Deposit, whereupon this Agreement shall terminate.

(e)    Seller shall not voluntarily transfer or encumber the Property or any part thereof during the term of this Agreement.

(f)    Notwithstanding the foregoing, Seller agrees to cure any monetary lien or encumbrance in an ascertainable amount affecting the Property that can be cured by the payment of money.

8.    Delivery of Documents

At closing, Seller shall deliver to Buyer:

(a)    A bargain and sale deed with covenant against grantor’s acts (the “Deed”), conveying fee simple title to the Property to Buyer in accordance with the requirements of subparagraph 7(a) above.

(b)    A Bill of Sale to the Personalty duly executed by Seller.

(c)    A valid assignment of the Lease, containing an assumption by Buyer, assigning to Buyer all of Seller’s right, title and interest in and to the Lease.

(d)    A valid assignment of Seller’s interest under any service contracts respecting the operation and maintenance of the Property, to the extent assignable, containing an assumption by Buyer, assigning to Buyer all of Seller’s interest under such contracts.

(e)    Such affidavits, state and local tax forms and other documentation as is customary in New Jersey or as the Title Company shall reasonably require, to be signed by Buyer also, as appropriate.

(f)    An original letter in the form of Exhibit C, executed by Seller, advising Chase of the sale of the Property and directing that rents and other payments thereafter be sent to Buyer or as Buyer may direct.

(g)     A certificate in the form of Exhibit D, executed and acknowledged by Seller, in accordance with Section 1445 of the Internal Revenue Code, as amended.

(h)    An original of the Lease to the extent in Seller’s possession.

(i)    An original Estoppel Certificate..

Exhibit 10.2

(j)    An assignment of Seller’s rights and interest in and to the names, signs and logotypes under which the Property have been managed, operated and advertised.

(k)    Possession of the Property subject only to the Lease.

(l)    An original or certified copy of the Assignment of the Lease from Seller’s predecessor to Seller.

9.    Apportionments and Adjustments

The following items are to be computed and apportioned between Buyer and Seller as of the Closing Date on a per diem and on a 365 day year basis:

(a)    Any water and sewer rents not paid directly by Chase.

(b)    Any real estate taxes not paid directly by Chase.

(c)    Any amounts payable under assignable service contracts.

(d)    The rents and charges due under the Lease (“Rents”).

(e)    Any Rents which are due and payable under the Lease on or prior to the Closing Date, but which have not been collected by Seller, shall promptly be remitted to Seller by Buyer in accordance with this subparagraph 10(e), if collected by Buyer. The first of any of Rents received by Buyer from Chase subsequent to the Closing Date shall be retained by Buyer on account of Rents then currently due and payable, and any excess Rents received by Buyer shall be promptly remitted to Seller on account of any delinquencies existing for periods prior to closing. Buyer assumes no obligation to collect delinquent Rents on behalf of Seller, other than to use commercially reasonable collection efforts, which efforts shall not require Buyer to commence litigation, evict Chase or terminate the Lease.

(f)    If Chase or any subtenant is obligated to pay expense reimbursements, escalation rent, percentage rent or any other item set forth in subparagraph 10(d), and if the total amount received by Seller or by Buyer on account thereof exceeds the portion of such rent or other items (when ascertained) allocable to the portion of the billing period falling during the receiving party’s period of ownership, the receiving party shall promptly pay the excess to the other. Each of Seller and Buyer shall provide the other with copies of all reports relating to the aforementioned which Seller or Buyer has received from or sent to Chase and/or subtenants, from time-to-time, so that Seller and Buyer may have the full billing period information necessary to ascertain and confirm that amount to which each party is entitled.

(g)    Any utility company charges, up to and including the Closing Date (including electricity, water and sewer) accrued and payable by Seller (other than those payable directly by Chase to the utility suppliers) based upon the last bill therefor. If any such bill has not been received by the Closing Date, then such adjustment shall be based upon the next such bill received and such adjustment shall occur after the Closing Date. Seller shall retain the right to the refund of all utility deposits. With respect to any utility adjustment, Seller shall endeavor to obtain meter (or other measuring device) readings of the utility consumption as of the Closing Date and, wherever possible, Seller shall pay directly to the utility company the amount determined to be due as of the Closing Date.

This Paragraph 9 shall survive closing.

Exhibit 10.2

10.    Transfer Taxes; Other Expenses.

Any and all state and local transfer taxes and documentary stamp charges arising from the sale of the Property and the recordation of the Deed to the extent imposed by applicable law shall be paid by Seller at closing, except that Buyer and Seller shall each pay 50% of the applicable New Jersey Mansion Tax. Buyer also shall pay the cost of recording the Deed and all title insurance premiums and charges and any survey costs, and each party shall pay the fees and expenses of its respective legal and other advisors. Each party shall pay one‑half (1/2) of the reasonable and customary escrow or closing fees charged by the Title Company, but not more than $250.00 per party.

11.    Defaults and Remedies; Title Company as Holder of Deposit

(a)    Default by Seller. In the event that any of Seller’s representations or warranties contained herein are untrue (either when made or at closing), but subject to Paragraph 3(g), or if Seller shall have failed to have timely performed any of its obligations, covenants and/or agreements contained herein in all material respects which are to be performed by Seller and Seller shall not have cured said default within ten (10) days after written notice thereof, then Buyer, at its option may (i) elect to close the purchase of the Property pursuant to the provisions hereof and such closing shall be deemed a waiver of any claims against Seller for damages as a result of Seller’s default, (ii) Buyer may specifically enforce the provisions of this Agreement, or (iii) Buyer may cancel and terminate this Agreement and in such event the Deposit shall immediately be paid to Buyer; provided, that in no event may Buyer proceed against Seller for damages arising out of Seller’s default.

(b)    Default by Buyer. If, following the Inspection Termination Date, Buyer shall fail to close the purchase of the Property as contemplated hereby due to the default of Buyer hereunder, and Buyer shall not have cured said default within ten (10) days after written notice thereof, the Deposit shall be paid to Seller as liquidated damages as Seller’s sole and exclusive remedy for such default, Seller hereby specifically waiving any and all rights which it may have to any additional damages or specific performance as a result of Buyer’s default under this Agreement.

(c)    Title Company, in its sole discretion, may at any time deposit the Deposit with a court of competent jurisdiction selected by it and, in such event, Title Company shall be fully released and discharged from all obligations as escrow holder hereunder.

(d)    The duties of Title Company hereunder are only as herein specifically provided and are purely ministerial in nature. Title Company shall incur no liability whatever as escrow holder, as long as Title Company acts in good faith.

12.    Insurance

Seller shall maintain in effect until the Closing Date its existing property insurance policies with respect to the Property. In the event of damage to the Property by fire or any other casualty, Seller shall promptly notify Buyer and this Agreement shall not be affected thereby, provided the cost of repairing such damage shall not exceed the sum of $500,000.00, and provided all such costs are covered by such policies, or Seller agrees to pay Buyer the cost of any uncovered damage. If, however, damage caused by fire or other casualty insured under such policies shall exceed $500,000.00, or if the damage is not fully covered by such policies and Seller does not agree to pay Buyer at closing the cost of repairing the uncovered damage, Buyer shall have the right and option to terminate this Agreement by giving notice to Seller within ten (10) days after Seller’s notifying Buyer of such damage, whereupon Buyer shall be entitled to receive back the Deposit. If, in the event of a casualty, this Agreement shall not be terminated as in this Paragraph 12 provided, Seller

Exhibit 10.2

shall pay or assign to Buyer at closing all monies received or receivable from the insurance companies which wrote such policies and all claims against such insurance companies as a result of the losses covered by such policies, less costs previously expended by Seller on account of the damage.

13.    Condemnation

In the event that all or part of the Property is taken by condemnation or eminent domain proceeding between the date of this Agreement and the Closing Date, Buyer may (a) cancel this Agree-ment, if the part of the Property so taken is material to the current use of the Property, or (b) take title subject to such condemnation or taking and receive the proceeds thereof, Seller assigning all its rights to unpaid proceeds to Buyer at closing. Buyer shall notify Seller of its election not more than ten (10) days after notice from Seller of the occurrence of the condemnation or taking. If Buyer shall elect to cancel this Agreement, then Buyer shall be entitled to receive back the Deposit.

14.    Brokers

Seller and Buyer each represents and warrants to the other that it has engaged no broker or finder in connection with the Property, other than Stan Johnson Company (“Broker”). Seller shall pay Broker a commission if and when required by a separate agreement. Seller and Buyer each agrees to indemnify, save harmless and defend the other from and against all claims, losses, liabili-ties and expenses, including reasonable attorneys’ fees, through any and all appeals, arising out of any claim made by any other broker, finder or other intermediary who claims to have been engaged by such party in connection with the transactions contem-plated by this Agreement. The provisions of this Paragraph 14 shall survive closing.

15.    Notices

All notices and other communications hereunder to be effective shall be in writing and be sent by overnight delivery with an overnight courier such as Federal Express, Airborne, United Postal Service or other nationally-recognized overnight courier service:

IF TO SELLER:        160 Brighton Acquisition, LLC
8 Industrial Way East
Second Floor
Eatontown, NJ 07724                                                    Attn: Isaac D. Massry

WITH A COPY TO:        Alan N. Escott, Esquire
McCausland, Keen & Buckman
Radnor Court, Suite 160
259 N. Radnor-Chester Road
Radnor, PA 19087-5240

IF TO BUYER:        Voltari Real Estate Holding LLC
Att: Chief Principal Officer
601 West 26th Street, Suite 415
New York, NY 10001

WITH A COPY TO:        Marshall Schiff, Esquire
Marshall S. Schiff, P.C.
One North Broadway, Suite 701
White Plains, New York 10601

Exhibit 10.2

Notices shall be deemed given one (1) delivery date after the date when duly deposited with the courier as provided above. Notices may be given by a party’s attorney on such party’s behalf.

16.    Assignment

Buyer may not assign its rights under this Agreement without Seller’s prior consent, other than to a newly formed or existing entity related to or affiliated with Voltari Real Estate Holding LLC or its principals. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assignees.

17.    Binding Effect; Amendments

This Agreement contains the final and entire agreement between the parties with respect to the subject matter hereof. The parties shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not herein contained. This Agreement may not be changed orally but only by an instrument in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Neither this Agreement nor any assignment hereof shall be filed of record or in any office or place of public record.

18.    Counterparts

This Agreement may be executed in one or more counter-parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronically transmitted copies of this Agreement and/or signature pages hereof shall have the same force and effect as originals.

.
19.    Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey.

20.    Captions

The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof, and shall not constitute a part of this Agreement.

21.    Agreement Separable

If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein.

Exhibit 10.2

22.    Tax-Deferred Exchange

Buyer or Seller may desire to exchange, for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, fee title in the Project. Each of Buyer and Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in Treasury Reg. §1.1031(k)-1(g)(4) on or before closing and each party hereby agrees to fully cooperate with the other party, at no cost to such party, in the furtherance of any such like-kind exchange pursuant to Code §1031 contemplated by either party hereto.

23.    Time Periods

If any date, time period or deadline hereunder falls on a weekend or a holiday generally observed in the State of New Jersey, then such date shall be extended to the next occurring business day.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

SELLER:

160 BRIGHTON ACQUISITION, LLC

By:	Linden Exchange Group, LLC, a Delaware limited liability company and its Sole
Member

By:    Linden Plaza Management, Inc., a
Delaware corporation and its Managing Member

By:/s/Isaac Massry
Isaac Massry, Vice President

Date of Execution: August 7, 2015

BUYER:

VOLTARI REAL ESTATE HOLDING LLC

By:_/s/ John Breeman____________
Title: Chief Financial Officer

Date of Execution: August 7, 2015

Exhibit 10.2

LIST OF EXHIBITS

ITEM            PARAGRAPH No.            DOCUMENT DESCRIPTION

A             Recitals                 Legal Description

B             1                    Lease

C             8(f)                Tenant Notice

D             8(g)                FIRPTA Certificate

Exhibit 10.2

EXHIBIT B

Chase Lease

(see attached)

Exhibit 10.2

EXHIBIT C

160 Brighton Acquisition, LLC
8 Industrial Way East
Second Floor
Eatontown, NJ 07724

To:	JP Morgan Chase Bank, N.A. JP Morgan Chase Legal Department
575 Washington Boulevard - 4th Floor            270 Park Avenue - 39th Floor
Jersey City, New Jersey 07310-1680            New York, New York 10017
Attn: Retail Real Estate - Northeast Region        Attn: Retail Real Estate Counsel

Re:    160 Brighton Avenue, Long Branch, New Jersey (the “Premises”)

_____________, 2015

Dear Ladies and Gentlemen:

In that the Premises today have been sold to Voltari Real Estate Holding LLC, please be advised that all future payments of rent and other charges in connection with your respective leases at the Premises should be paid to the new owner at the following address:

Voltari Real Estate Holding LLC
601 West 26th Street, Suite 415
New York, New York 10001

Furthermore, any security deposits made by you and held by us as of today’s date have been transferred to Voltari Real Estate Holding LLC, to whom you should look for the return of such deposits upon your fulfillment of all your respective obligations under your leases.

Very truly yours,

160 BRIGHTON ACQUISITION, LLC

By:	Linden Exchange Group, LLC, a Delaware limited liability company and its Sole
Member

By:    Linden Plaza Management, Inc., a
Delaware corporation and its Managing Member

By:___________________________
                                    Isaac Massry, Vice President

Exhibit 10.2

EXHIBIT D
FIRPTA CERTIFICATE FOR ENTITIES

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the transfer of a U.S. real property interest by 160 Brighton Acquisition, LLC to the transferee, the undersigned hereby certifies the following:

1)     160 Brighton Acquisition, LLC is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2)     160 Brighton Acquisition, LLC is not a disregarded entity as defined in Reg. §1.1445-2(b)(2)(iii);

3)     The U.S. employer identification number of 160 Brighton Acquisition, LLC is _______________; and

4)     The office address of 160 Brighton Acquisition, LLC is 8 Industrial Way East, Second Floor, Eatontown, NJ 07724.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of 160 Brighton Acquisition, LLC.

160 BRIGHTON ACQUISITION, LLC

By:	Linden Exchange Group, LLC, a Delaware limited liability company and its Sole
Member

By:    Linden Plaza Management, Inc., a
Delaware corporation and its Managing Member

By: /s/     Isaac Massry
Isaac Massry, Vice President